CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and "Experts" in the Combined Proxy Statement of Pioneer Municipal and Equity Income Trust and Prospectus for Class A shares of Pioneer Tax Free Income Fund ("Combined Proxy Statement and Prospectus"), and to the incorporation by reference of our reports, dated January 23, 2008 and February 19, 2008 on the financial statements and financial highlights of Pioneer Municipal and Equity Income Fund as of November 31, 2007 and Pioneer Tax Free Income Fund as of December 31, 2007, respectively, in the Combined Proxy Statement and Prospectus included in this Registration Statement on Form N-14 of the Pioneer Tax Free Income Fund. We further consent to the reference to us under the heading "Representations and Warranties" (paragraphs 4.1(e) and 4.2(h)) in the Agreement and Plan of Reorganization included as Exhibit A to the Combined Proxy Statement and Prospectus.

We also consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Pioneer Tax Free Income Fund's Class A, Class B, Class C and Class Y shares Statement of Additional Information on Form N-1A, which was filed with the Securities and Exchange Commission on April 29, 2008 in Post-Effective Amendment No. (File No. 811-02704), and is incorporated by reference into the Statement of Additional Information included in this Registration Statement on Form N-14 of Pioneer Tax Free Income Fund. We further consent to the incorporation by reference of our reports, dated January 23, 2008 and February 19, 2008, on each of the financial statements and financial highlights of Pioneer Municipal and Equity Fund and Pioneer Tax Free Income Fund, respectively, included in the Annual Reports to the Shareowners for the years ended November 31, 2007 and December 31, 2007, respectively, which are also incorporated by reference into the Statement of Additional Information included in this Registration Statement on Form N-14 for Pioneer Tax Free Income Fund.

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
August 11, 2008